SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-HANDY & HARMAN

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 3/20/98           25,000            35.1125
               THE GABELLI SMALL CAP GROWTH FUND
                                 3/24/98           15,000            35.1125
                                 3/24/98           15,000            35.0500
               THE GABELLI CAPITAL ASSET FUND
                                 3/20/98            5,000            35.1125
          GAMCO INVESTORS, INC.
                                 3/24/98           20,000            35.0625
                                 3/24/98              697              *DI
          GABELLI ASSOCIATES FUND
                                 3/23/98           34,100            35.0000
                                 3/20/98           15,900            35.0000


















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.